UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 18, 2015

WINDSTREAM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-54360	98-0178621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

819 Buckeye Street, North Vernon, Indiana 47265

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 953-1481

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective November 17, 2015, WindStream Technologies, Inc. (the “Company”) issued 89,266,333 shares of common stock to an accredited investor upon conversion of $5,355.98 in principal and accrued interest of an outstanding convertible debenture at a conversion price of $0.00006 per share.

Effective November 18, 2015, the Company issued 115,746,400 shares of common stock to an accredited investor upon conversion of $6,302.39 in principal of an outstanding convertible debenture at a conversion price of $0.000054 per share.

Effective November 18, 2015, the Company issued 96,287,667 shares of common stock to an accredited investor upon conversion of $5,777.26 in principal and accrued interest of an outstanding convertible debenture at a conversion price of $0.00006 per share.

Effective December 1, 2015, the Company issued 76,800,167 shares of common stock to an accredited investor upon conversion of $4,608.01 in principal and accrued interest of an outstanding convertible debenture at a conversion price of $0.00006 per share.

The above issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Effective December 1, 2015, after the issuances described above, the Company had 2,651,005,679 shares of common stock issued and outstanding.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDSTREAM TECHNOLOGIES, INC.

Date: December 2, 2015	By:	/s/ WILLIAM K. THORPE
William K. Thorpe
Chief Financial Officer

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